                                    BY-LAWS

                                      OF

                       D & K HEALTHCARE RESOURCES, INC.

                            AS AMENDED AND RESTATED










                                                             As Amended through
                                                             November 12, 1998.

                               TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----
ARTICLE I.         SHAREHOLDERS                                            1
     Section 1.01. Annual Meeting                                          1
     Section 1.02. Special Meetings                                        1
     Section 1.03. Place of Meeting                                        1
     Section 1.04. Notice of Meeting                                       1
     Section 1.05. Meetings, How Convened                                  1
     Section 1.06. Fixing Date of Record                                   2
     Section 1.07. Voting Lists                                            2
     Section 1.08. Quorum                                                  2
     Section 1.09. Proxies                                                 3
     Section 1.10. Voting of Shares                                        3
     Section 1.11. Voting of Shares by Certain Holders                     3
     Section 1.12. Cumulative Voting Rights Denied                         4
     Section 1.13. Shareholders' Right to Examine Books and Records        4
     Section 1.14. Shares of Other Corporations                            4
     Section 1.15. Notice of Shareholder Nominees                          4
     Section 1.16. Procedures for Submission of Shareholder Proposals at
                   Annual Meeting                                          5

ARTICLE II.        BOARD OF DIRECTORS                                      6
     Section 2.01. General Powers                                          6
     Section 2.02. Number, Tenure and Qualifications                       6
     Section 2.03. Regular Meetings                                        6
     Section 2.04. Special Meetings                                        6
     Section 2.05. Notice                                                  6
     Section 2.06. Quorum; Participation by Telephone                      7
     Section 2.07. Manner of Acting                                        7
     Section 2.08. Action Without a Meeting                                7
     Section 2.09. Resignations                                            7
     Section 2.10. Removal by Shareholders                                 7
     Section 2.11. Vacancies                                               7
     Section 2.12. Compensation                                            8
     Section 2.13. Presumption of Assent                                   8
     Section 2.14. Committees                                              8

                                    i

ARTICLE III.       OFFICERS                                                8
     Section 3.01. Number                                                  8
     Section 3.02. Election and Term of Office                             8
     Section 3.03. Removal                                                 9
     Section 3.04. Resignations                                            9
     Section 3.05. Vacancies                                               9
     Section 3.06. Chairman of the Board                                   9
     Section 3.07. President                                               9
     Section 3.08. Vice-President(s)                                       9
     Section 3.09. Secretary                                              10
     Section 3.10. Treasurer                                              10
     Section 3.11. Salaries                                               10

ARTICLE IV.        CONTRACTS, LOANS, CHECKS AND DEPOSITS                  10
     Section 4.01. Contracts                                              10
     Section 4.02. Loans                                                  11
     Section 4.03. Checks, Drafts, etc.                                   11
     Section 4.04. Deposits                                               11

ARTICLE V.         CERTIFICATES FOR SHARES AND THEIR TRANSFER             11
     Section 5.01. Certificates for Shares                                11
     Section 5.02. Transfer of Shares                                     11

ARTICLE VI.        FISCAL YEAR                                            11

ARTICLE VII.       INDEMNIFICATION OF DIRECTORS,OFFICERS, EMPLOYEES AND
                   AGENTS                                                 12

ARTICLE VIII.      CORPORATE SEAL                                         12

ARTICLE IX.        WAIVER OF NOTICE                                       12

ARTICLE X.         AMENDMENTS                                             12

                                    ii

                                    BY-LAWS

                                      OF

                       D & K HEALTHCARE RESOURCES, INC.

                            AS AMENDED AND RESTATED

                           Through November 12, 1998
                           --------------------------


                           ARTICLE I.  SHAREHOLDERS
                           ---------   ------------

      Section 1.01.  Annual Meeting.  The annual meeting of the shareholders
      ------------   --------------
shall be held on the last Monday in the month of June, in each year, beginning with the year 1988, at the hour of 10:00 A.M., or at such other date or time as shall be designated by resolution of the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

      Section 1.02.  Special Meetings.  A special meeting of the
      ------------   ----------------
shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board, President, by the Board of Directors, or by the holders of not less than one-third of all the outstanding shares of the Corporation entitled to vote at such meeting.

      Section 1.03.  Place of Meeting.  The Board of Directors may designate
      ------------   ----------------
any place, either within or without the State of Delaware, as the place of meeting for any annual meeting of the shareholders.

      Section 1.04.  Notice of Meeting.  Unless a different manner of giving
      ------------   -----------------
notice is prescribed by statute, written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise allowed or prescribed by statute, be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the
United States mail, addressed to the shareholder at his or her address as it appears on the records of the Corporation, with postage thereon prepaid.
Matters considered and voted on at a special meeting shall be limited to matters specified in the notice of the special meeting.

      Section 1.05.  Meetings, How Convened.  Every meeting, for whatever
      ------------   ----------------------
purpose, of the shareholders of the Corporation shall be convened by its
Chairman of the Board, President, Secretary or other officer, or any of the persons calling the meeting by notice given as herein provided.



      Section 1.06.  Fixing Date of Record.
      ------------   ---------------------

      (a) In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty or less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

      (b)   If no record date is fixed:

            (i) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

            (ii) The record date for determining shareholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the day on which the first written consent is expressed.

            (iii) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

      (c) A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

      Section 1.07.  Voting Lists.  The officer or agent having charge of the
      ------------   ------------
transfer book for shares of the Corporation shall make, at least ten days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours.  Such list shall also be produced and subject to the inspection of any shareholder during the whole time of the meeting.  The original share ledger or transfer books, or a duplicate thereof kept in the State of Missouri, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of the shareholders.



      Section 1.08.  Quorum.  Unless a greater portion shall be required by
      ------------   ------
statute for a specified action, one-third of the outstanding shares of the
Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders.  If less than a quorum is present, those present may adjourn the meeting until a specified date, not longer than ninety days after such adjournment, and no notice need be given of such adjournment to shareholders not present at the meeting.  Every decision of a majority of such quorum shall be valid as a corporate act unless a different vote is required by law, the Certificate of Incorporation or the By-Laws of the Corporation.

      Section 1.09.  Proxies.  At all meetings of shareholders, a shareholder
      ------------   -------
may vote in person or by proxy executed in writing by the shareholder or by the shareholder's duly authorized attorney in fact.  Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting.  No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy.  A duly executed proxy shall be irrevocable only if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power of attorney.  The interest with which it is coupled need not be an interest in the shares themselves.  If any instrument of proxy designates two or more persons to act as proxy, in the absence of any provisions in the proxy to the contrary, the persons designated may represent and vote the shares in accordance with the vote or consent of the majority of the persons named as proxies.  If only one such proxy is present, the proxy may vote all of the shares, and all the shares standing in the name of the principal or principals for whom such proxy acts shall be deemed represented for the purpose of obtaining a quorum.  The foregoing provisions shall apply to the voting of shares by proxies for any two or more personal representatives, trustees or other fiduciaries, unless an instrument or order of court appointing them otherwise directs.

      Section 1.10.  Voting of Shares.  Subject to the provisions of Section
      ------------   ----------------
1.13, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of the shareholders.

      Section 1.11.  Voting of Shares by Certain Holders.  Shares standing in
      ------------   -----------------------------------
the name of another corporation may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

      Shares standing in the name of a deceased person may be voted by his or her personal representative, either in person or by proxy. Shares standing in the name of a conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no conservator or trustee shall be entitled, as a fiduciary to vote shares held by him or her without a transfer of such shares into his or her name.

                                    3

      Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

      A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

      Neither shares of its own stock held by the Corporation, nor those held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation are owned beneficially and of record (and not in trust) by this Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

      Section 1.12.  Cumulative Voting Rights Denied.  In all elections for
      ------------   -------------------------------
directors, each shareholder entitled to vote shall have the right to cast only as many votes as shall equal the number of voting shares held by him in the Corporation.  There shall be no right to cumulative voting in the election of directors.

      Section 1.13.  Shareholders' Right to Examine Books and Records.  This
      ------------   ------------------------------------------------
Corporation shall keep correct and complete books and records of account, including the amount of its assets and liabilities, minutes of the proceedings of its shareholders and Board of Directors, and the names and places of residence of its officers; and it shall keep at its registered office or principal place of business in this state, or at the office of its transfer agent in this state, if any, books and records in which shall be recorded the number of shares subscribed, the names of the owners of the shares, the numbers owned by them respectively, the amount of shares paid, and by whom, and the transfer of such shares with the date of transfer.  Each shareholder may, during normal business hours, have access to the books of the Corporation, to examine the same.  The Board of Directors may, from time to time, further prescribe regulations with respect to any such examination.

      Section 1.14.  Shares of Other Corporations.  Shares of another
      ------------   ----------------------------
corporation owned by or standing in the name of the Corporation may be voted by such person or persons as may be designated by the Board of Directors and in the absence of any such designation, the President shall have the power to vote such shares.

      Section 1.15.  Notice of Shareholder Nominees.  Only persons who are
      ------------   ------------------------------
nominated in accordance with the procedures set forth in this Section 1.15 shall be eligible for election as Directors of the Corporation.  Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders (a) by or at the direction of the Board of
Directors or (b) by any shareholder of the Corporation entitled to vote for the election of Directors

                                    4

at such meeting who complies with the procedures set forth in this Section
1.15. All nominations by shareholders shall be made pursuant to timely notice in proper written form to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than thirty days nor more than sixty days prior to the meeting; provided, however, that in the event that less than forty days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. To be in proper written form, such shareholder's notice shall set forth in writing (a) as to each person whom the shareholder proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations or proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder.
At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. In the event that a shareholder seeks to nominate one or more directors, the Secretary shall appoint two inspectors, who shall not be affiliated with the Corporation, to determine whether a shareholder has complied with this Section 1.15. If the inspectors shall determine that a shareholder has not complied with this
Section 1.15, the inspectors shall direct the chairman of the meeting to declare to the meeting that the nomination was not made in accordance with the procedures prescribed by the By-Laws of the Corporation, and the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

      Section 1.16.  Procedures for Submission of Shareholder Proposals at
      ------------   -----------------------------------------------------
Annual Meeting.  At any annual meeting of the shareholders of the
--------------
Corporation, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or
(ii) by any shareholder of the Corporation who complies with the procedures set forth in this Section 1.16. For business properly to be brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.
To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than thirty days nor more than sixty days prior to the meeting; provided, however, that in the event that less than forty days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.
To be in proper written form, a shareholder's notice to the Secretary shall set forth in writing as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description

                                    5

of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder and (iv) any material interest of the shareholder in such business. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at an annual meeting, except in accordance with the procedures set forth in this
Section 1.16. The chairman of a meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1.16, and, if he or she should so determine, shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

                        ARTICLE II.  BOARD OF DIRECTORS
                        ----------   ------------------

      Section 2.01.  General Powers.  The business and affairs of the
      ------------   --------------
Corporation shall be managed by its Board of Directors.

      Section 2.02.  Number, Tenure and Qualifications.  The number of
      ------------   ---------------------------------
Directors to constitute the Board of Directors shall be fixed, from time to time, at not less than six (6) nor more than nine (9), by resolution of the
Board of Directors adopted by the vote or consent of at least sixty-six and two-thirds percent (66-2/3%) of the number of Directors then in office.  The
Directors shall be divided into three classes: Class I, Class II and Class
III; and the number of Directors in such classes shall be as nearly equal as possible.  The term of office of the initial Class I Directors shall expire at the annual meeting of stockholders of the Corporation in 1993; the term of office of the initial Class II Directors shall expire at the annual meeting of stockholders of the Corporation in 1994; and the term of office of the initial Class III Directors shall expire at the annual meeting of stockholders of the Corporation in 1995; or in each case until their respective successors are duly elected and qualified.  At each annual election held after 1992 the Directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the Directors they succeed and shall be elected for a term of three (3) years expiring at the third succeeding annual meeting or thereafter until their respective successors are duly elected and qualified.  If the number of Directors is changed, any increase or decrease in the number of Directors shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible.

      Section 2.03.  Regular Meetings.  A regular meeting of the Board of
      ------------   ----------------
Directors shall be held without other notice than this By-Law immediately after, and at the same place as, the annual meeting of shareholders.  The
Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution.

      Section 2.04.  Special Meetings.  A special meeting of the Board of
      ------------   ----------------
Directors may be called by, or at the request of, the Chairman of the Board,
President or any two directors.  The person or

                                    6

persons authorized to call such special meeting of the Board of Directors may fix any time and place, either within or without the State of Delaware, as the time and place for holding such special meeting.

      Section 2.05.  Notice.  Notice of any special meeting shall be
      ------------   ------
delivered at least three days prior thereto by written notice delivered personally or left at or mailed to each director at his or her business or residence address, or by telegram.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid.  If notice be given by telegram, such notice shall be deemed to be delivered when the text of the telegram is delivered to the telegraph company.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

      Section 2.06.  Quorum; Participation by Telephone.  One-third of the
      ------------   ----------------------------------
full Board of Directors shall constitute a quorum for the transaction of business, but if less than a majority are present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.  Members of the Board of Directors may participate in a meeting of the Board of Directors, whether regular or special, by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at the meeting.

      Section 2.07.  Manner of Acting.  The act of a majority of the
      ------------   ----------------
directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a different number is required by statute, the Certificate of Incorporation or these By-Laws.

      Section 2.08.  Action Without a Meeting.  Any action that may be taken
      ------------   ------------------------
at a meeting of the Board of Directors or of a committee of directors may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all of the members of the Board of Directors or of the committee, as the case may be.  Such written consents shall be filed by the
Secretary with the minutes of the proceedings of the Board of Directors or of the committee, as the case may be, and shall have the same force and effect as a unanimous vote at a meeting duly held.

      Section 2.09.  Resignations.  Any director may resign at any time by
      ------------   ------------
delivering written notice to the Board of Directors, the President or the
Secretary of the Corporation.  Any written notice delivered in person to the
President or the Secretary shall be effective upon delivery, unless otherwise provided therein.  Written notice may be delivered by certified or registered mail, with postage thereon prepaid and a return receipt requested.  Such resignation shall take effect on the date of the receipt of such notice which date of receipt shall be deemed to be the date indicated upon the registered or certified mail return receipt, or at any later time specified therein.
Unless otherwise specified, acceptance of such resignation shall not be necessary to make it effective.

                                    7

      Section 2.10.  Removal by Shareholders.  At a meeting called expressly
      ------------   -----------------------
for that purpose, the entire Board of Directors, or any individual director or directors, may be removed only for cause upon the affirmative vote of the holders of a majority of the shares then entitled to vote at a meeting of shareholders called for an election of directors.

      Section 2.11.  Vacancies.  Any vacancy on the Board of Directors
      ------------   ---------
(whether such vacancy is caused by death, resignation, or removal for cause or is the result of a newly created directorship) shall be filled by a majority of the Directors then in office.  Any Director elected to fill a vacancy in any class (whether such vacancy is caused by death, resignation, or removal for cause, or is the result of an increase in the number of
Directors in such class) shall hold office for a term which shall expire with the term of the Directors in such class.

      Section 2.12.  Compensation.  By resolution of the Board of Directors,
      ------------   ------------
each director may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of
Directors or both.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

      Section 2.13.  Presumption of Assent.  A director of the Corporation
      ------------   ---------------------
who is present at a meeting of the Board of Directors at which action on any matter is taken shall be presumed to have assented to the action taken unless the director dissents or abstains at such meeting, and the fact of such dissent or abstention (a) is entered in the minutes of the meeting, or (b)
shall be filed by the director in writing with the person acting as secretary of the meeting before the adjournment thereof, or (c) shall have been recorded by the director and forwarded by registered mail to the Secretary of the Corporation promptly after the adjournment of the meeting.  Such right to dissent shall not apply to a Director who voted in favor of such action.

      Section 2.14.  Committees.  The Board of Directors, by resolution
      ------------   ----------
adopted by a majority of the board, may designate two or more directors to constitute (a) an executive committee, which committee shall have and exercise all of the authority of the Board of Directors in the management of the Corporation, or (b) any other committee which shall have the name, purpose, power and authority delegated to it by such resolution.

                            ARTICLE III.  OFFICERS
                            -----------   --------

      Section 3.01.  Number.  The officers of the Corporation shall be a
      ------------   ------
Chairman of the Board of Directors, the President, one or more
Vice-Presidents (the number thereof to be determined by the Board of
Directors), a Secretary, and a Treasurer, each of whom shall be elected by the
Board of Directors.  Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors.  Any two or more offices may be held by the same person.

                                    8

      Section 3.02.  Election and Term of Office.  The officers of the
      ------------   ---------------------------
Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after the first annual meeting of the shareholders.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be arranged.  Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

      Section 3.03.  Removal.  Any officer, agent, or other employee elected
      ------------   -------
or appointed bythe Board of Directors may be removed by the Board of
Directors, with or without cause, whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer or agent shall not of itself create contract rights.

      Section 3.04.  Resignations.  Any officer may resign at any time by
      ------------   ------------
giving written notice to the Board of Directors, the President or the
Secretary of the Corporation.  Any written notice delivered in person to the
President or the Secretary shall be effective upon delivery unless otherwise provided therein.  Written notice may be delivered by certified or registered mail, with postage thereon prepaid and a return receipt requested.  Such resignation shall take effect on the date of the receipt of such notice which date of receipt shall be deemed to be the date indicated upon the registered or certified mail return receipt, or at any later time specified therein.
Unless otherwise specified herein, the acceptance of such resignation shall not be necessary to make it effective.

      Section 3.05.  Vacancies.  A vacancy in any office because of death,
      ------------   ---------
incapacity, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

      Section 3.06.  Chairman of the Board.  The Chairman of the Board shall
      ------------   ---------------------
be the principal executive officer of the Corporation and shall provide overall direction and guidance to the Corporation.  He or she shall preside at all meetings of the shareholders and of the Board of Directors.  The
Chairman shall in general perform all duties incident to the office of
Chairman of the Board and such other duties as may be prescribed by the Board of Directors from time to time.

      Section 3.07.  President.  The President shall be the principal
      ------------   ---------
operating officer of the Corporation and shall in general supervise and control all of the business and affairs of the Corporation.  The President may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the
Board of Directors or by these By-Laws to some other officer or agent of the
Corporation, or shall be required by law to be otherwise signed or executed.
The President

                                    9

may vote in person or by proxy shares in other corporations standing in the name of this Corporation. The President shall in general perform all duties incident to the, office of President and such other duties as may be prescribed by the Board of Directors from time to time.

      Section 3.08.  Vice-President(s).  In the absence of the President,
      ------------   -----------------
whether due to resignation, incapacity or any other cause, or in the event of the President's death, inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.  The Vice-President shall exercise such powers only so long as the President remains absent or incapacitated, or until the Board of Directors elects a new President.  Any
Vice-President may sign, with the Secretary, an Assistant Secretary,
Treasurer or an Assistant Treasurer, certificates for shares of the
Corporation; and shall perform such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

      Section 3.09.  Secretary.  The Secretary shall (a) keep the minutes of
      ------------   ---------
the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c)
be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder;
(e) sign with the President, or a Vice-President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the President or by the Board of
Directors.

      Section 3.10.  Treasurer.  The Treasurer shall:  (a) have charge and
      ------------   ---------
custody of and be responsible for all funds and securities of the
Corporation; (b) receive and give receipts for moneys due and payable to the
Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article IV of these
By-Laws; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the President or by the Board of Directors.  If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of the Treasurer's duties in such sum and with such surety or sureties as the Board of Directors shall determine.

      Section 3.11.  Salaries.  The salaries of the officers shall be fixed
      ------------   --------
from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact

                                    10

that the officer is also a director of the Corporation and participated in determining and voting upon the salary.

              ARTICLE IV.  CONTRACTS, LOANS, CHECKS AND DEPOSITS
              ----------   -------------------------------------

      Section 4.01.  Contracts.  The Board of Directors may authorize any
      ------------   ---------
officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.
 Section 4.02.  Loans.  No loans shall be contracted on behalf of the
Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors.  Such authority may be general or confined to specific instances.

      Section 4.03.  Checks, Drafts, etc.  All checks, drafts or other orders
      ------------   -------------------
for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

      Section 4.04.  Deposits.  All funds of the Corporation not otherwise
      ------------   --------
employed shall be deposited from time to time to the credit of the
Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

            ARTICLE V.  CERTIFICATES FOR SHARES AND THEIR TRANSFER
            ---------   ------------------------------------------

      Section 5.01.  Certificates for Shares.  Certificates representing
      ------------   -----------------------
shares of the Corporation shall be in such form as shall be determined by the
Board of Directors.

      The shares of the Corporation shall be represented by certificates signed by the President or a Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation and sealed with the seal of the Corporation. Such seal may be facsimile, engraved or printed. If such certificate is countersigned by a transfer agent or registrar other than the Corporation or its employee, any other signature on the certificate may be facsimile, engraved or printed.
All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms as the Board of Directors may prescribe.

      Section 5.02.  Transfer of Shares.  Transfer of shares of the
      ------------   ------------------
Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his or her legal

                                    11

representative, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

                           ARTICLE VI.  FISCAL YEAR
                           ----------   -----------

      The fiscal year of the Corporation shall begin on the first day of July and end on the last day of June in each year.

                  ARTICLE VII.  INDEMNIFICATION OF DIRECTORS,
                  -----------   -----------------------------
                        OFFICERS, EMPLOYEES AND AGENTS
                        ------------------------------

      This Corporation shall indemnify any person who was or is a director, officer, employee or agent of the Corporation, or is or was serving at the request of this Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by law and/or the Certificate of Incorporation, except that the Corporation may, but need not, purchase indemnity insurance.

                         ARTICLE VIII.  CORPORATE SEAL
                         ------------   --------------

      The Board of Directors shall provide a corporate seal in the form of a circle with the name of the Corporation inscribed thereon.

                         ARTICLE IX.  WAIVER OF NOTICE
                         ----------   ----------------

      Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these By-Laws or of the Certificate of Incorporation or of The General Corporation Law of the State of Delaware, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                            ARTICLE X.  AMENDMENTS
                            ---------   ----------

      These By-Laws may be altered, amended or repealed and new By-Laws adopted by action of a majority of the directors at any regular or special meeting of the directors, or by the affirmative vote of the holders of not less than 80% of the shares then entitled to vote.



                                      ----------------------------------------
                                                     Secretary

                                    12

